Exhibit 3(b)

                          LONG ISLAND LIGHTING COMPANY

                                     BY-LAWS

                         IN EFFECT ON DECEMBER 18, 1996




                                   ARTICLE I.
                                  STOCKHOLDERS


PLACE OF MEETING

      SECTION 1. All meeting of stockholders shall be held at the principal office of the Company or at such other place within the State of New York, as shall be stated in the notice of meeting.


ANNUAL MEETING

      SECTION 2. Annual stockholders' meetings shall be held on the third Tuesday in April in each year or on such other date as the Board of Directors may designate.


SPECIAL MEETINGS

      SECTION 3. Special stockholders' meetings, except as otherwise required by statute, may be called at any time by the President or a majority of the Directors, and it shall be the duty of the President to call such meetings whenever requested so to do in writing by stockholders owning one-fourth of the outstanding shares of stock of the Company entitled to vote at such meetings.


NOTICE OF MEETINGS

      SECTION 4. Notice of the time, place and object of all stockholders' meetings shall be given by the Secretary by mailing to each stockholder of record entitled to vote at his Post Office address as the same appears on the books of the Company, a printed or written notice of the same, postage prepaid and properly addressed, at least ten but not more than fifty days previous to such meeting. No notice of an adjourned meeting of stockholders need be given unless expressly required by statute.



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QUORUM

      SECTION 5. At all stockholders' meetings the holders of a majority in amount of the outstanding shares of stock of the Company represented in person or by proxy in writing, except as otherwise provided by law, shall constitute a quorum for the transaction of business, except that in the absence of a quorum a lesser number may adjourn the meeting to a fixed date thereafter.


ORDER OF BUSINESS

     SECTION 6. At all stockholders' meetings the Chairman shall establish the order of business.


VOTING

      SECTION 7. At all stockholders' meetings all questions shall be determined by vote of a majority of the stockholders present in person or by proxy, unless otherwise specifically provided by statute, provided, however, that any qualified voter may demand a stock vote, and in that case such vote shall immediately be taken by written ballot, and each stockholder present in person or by proxy shall be entitled to one vote for each share of stock registered in his or her name on the books of the Company or in the name of any person whose proxy he may be, on the date fixed by resolution of the Board of Directors as the date of record as of which stockholders are entitled to notice and to vote at any such meeting, but such date shall be not less than ten nor more than fifty days prior to the date of such meeting.

      At all meetings of the stockholders of the Company the holders of the Common Stock shall be entitled to one vote for each share of such Common Stock held by them respectively, provided, however, that at all elections of Directors of the Company, each Common stockholder shall be entitled to as many votes as shall equal the number of votes which (except for the provision as to cumulative voting) he would be entitled to cast for the election of Directors with respect to his shares of stock multiplied by the number of Directors to be elected and he may cast all such votes for a single Director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

      At each meeting of the stockholders for the election of Directors, the time for which the polls shall remain open, the counting of the proxies and ballots and all questions touching the qualification of the votes, the validity of the proxies and the acceptance or rejection of votes, shall be decided by two Inspectors, who shall be appointed by the Board of Directors

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before such meeting, or if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the Inspectors previously appointed shall fail to attend, or refuse or be unable to serve, an Inspector or Inspectors in place of any so refusing or unable to serve shall be appointed in like manner.



                                   ARTICLE II.
                               BOARD OF DIRECTORS


DUTIES AND QUALIFICATIONS OF DIRECTORS

      SECTION 1. The affairs of this Company shall be managed by its Board of Directors. A Director of this Company need not be a stockholder therein.


NUMBER AND ELECTION

      SECTION 2. The number of directors constituting the entire Board shall be not less than seven and not more than fifteen. The number of directors shall be fixed, and may be changed at any time, at any meeting of the Board of Directors by the vote of a majority of the entire Board. No decrease in the number of Directors, however, shall shorten the term of any incumbent director. Directors shall be elected by ballot by vote of the stockholders at their annual meeting, except as herein otherwise provided for vacancies and newly created directorships, in the manner provided by Article I hereof, to serve for one year or until their successors are elected or chosen and qualified.


MEETINGS

      SECTION 3. The Board shall hold its first regular meeting immediately after the meeting of the stockholders at which such Board shall have been elected, at the place where such meeting of stockholders was held, for the purpose of organization and the election of officers, and for the transaction of such other business as may be required by law or by these By-laws or designated by the Board; if a quorum of the Directors be present no prior notice of such meeting shall be required. In case such meeting is not held, the Chairman of the Board, if there be one, or the President shall call the first meeting of the Board within two weeks after such meeting of stockholders. In case the Chairman of the Board or the President shall fail to call such meeting, it may be called by any Director.



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TIME AND PLACE OF MEETINGS

      SECTION 4. The time and place of regular meetings of the Board of Directors shall be fixed and may be changed at any time, at any meeting of the Board, by the vote of a majority of the entire Board. Special Meetings of the Board of Directors shall be held whenever called by the Chairman of the Board if there be one or by the President or any two of the Directors.


NOTICE OF MEETINGS

      SECTION 5. Notice of the time, place and object of all Directors' meetings shall be given by the Secretary at least forty-eight hours previous to such meeting. Notice shall not be necessary, however, if all the Directors are present or those absent waive notice. Any notice pursuant to this Section 5 may be given by mail, telegram or telefax.


QUORUM AND VOTING BY THE DIRECTORS

      SECTION 6. If all of the Directors consent in writing to the adoption of a resolution authorizing any action required or permitted to be taken by the Board of Directors, such action may be taken without a meeting of the Board of Directors.

      At all meetings of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business unless otherwise provided by law and, in the absence of a quorum, a lesser number may adjourn to a fixed date thereafter.

      If a quorum is present, the vote of a majority of the Directors present at the time of the vote shall determine all questions and be the act of the Board of Directors.

      The participation by any Director in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time shall constitute presence in person at such meeting for all purposes.


ORDER OF BUSINESS

      SECTION 7. At all meetings of the Board of Directors the following order of business hall be substantially observed:

      (1)  Call to order  and  count of  quorum;
      (2)  Approval  of  minutes  of preceding meeting;
      (3) Reports of officers;
      (4) Reports of committees;

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      (5)   Unfinished business;
      (6)   New business.

      The Board shall make rules respecting the conduct of its meetings and shall designate a Secretary (who need not be a member of the Board) to act as such at meetings of the Board.


COMMITTEES OF THE BOARD

      SECTION 8. The Board of Directors may by a resolution passed by a majority of the whole Board appoint an Executive Committee, to consist of the Chairman of such Committee and such number of Directors as the Board may from time to time determine, which shall have and may exercise during the intervals between the meetings of the Board all the powers vested in the Board (except the power to: fill vacancies in the Board or in any committee; change the membership of the Executive Committee; fix the compensation of the Directors for serving on the Board or on any Committee; submit to shareholders any action for approval; amend or repeal any resolution of the Board which by its terms may not be amended or repealed; and amend, repeal or adopt any by-law), subject, however, at all times to previous limitation by the Board. The Board shall have the power at any time to change the membership of or discharge such Executive Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. A majority of the members of the said Executive Committee shall constitute a quorum. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee, or in his absence the Executive Committee may designate a Chairman.

      The Board of Directors may also from time to time appoint standing or special committees with such powers as may be granted to them by the Board of Directors.


COMPENSATION OF DIRECTORS

      SECTION 9. Directors, as such, shall be paid such compensation for and reimbursement of expenses of their attendance at regular and special meetings and at meetings of special or standing committees, on an annual basis or for each meeting, as and in such amounts as the Board of Directors by resolution may determine. The payment of such compensation shall not preclude any Director from serving the Company in any other capacity and receiving compensation therefore.





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VACANCIES AND APPOINTMENT OF ADDITIONAL DIRECTORS

      SECTION 10. All vacancies in the Board of Directors occurring before the Annual Meeting and all newly created directorships resulting from an increase in the number of directors shall be filled by the Board of Directors at any regular or special meeting of the Board and such new Directors shall hold office for the balance of such unexpired term or until their successors are elected or chosen and qualified. In case the entire Board of Directors shall die or resign, any stockholder may call a special meeting, and new Directors may be elected at such special meeting in the manner provided for the election of Directors at annual meetings.


RETIREMENT OF DIRECTORS

      SECTION 11. Except when other provisions are made by the Board of Directors, no Director shall continue in office past the date of the Annual Meeting of Shareowners occurring in the calendar year following the year in which he reaches his seventy- second birthday. In no event shall a Director continue in office past the date of the Annual Meeting of Shareowners occurring in the calendar year following the year in which he reaches his seventy-fifth birthday.


RESIGNATION OF DIRECTORS

      SECTION 12. Any Director may resign his office at any time by submitting his resignation in writing to take effect from the time of its receipt by the Company, unless some other time be therein specified, and then from that date.



                                  ARTICLE III.
                                    OFFICERS


OFFICES

      SECTION 1. The officers of the Company shall be the following: a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, the Chairman of the Board of Directors, and, if one is elected by the Board, the Vice Chairman of the Board of Directors; one or more Assistant Secretaries.

      Any two of said offices except those of President and Vice President may be held by the same person.


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      The Board may by resolution  determine the duties of any office,  anything in this Article III to the contrary notwithstanding.


QUALIFICATIONS

      SECTION 2. The Chairman and the Vice Chairman of the Board of Directors shall be Directors, but the remaining officers need not be Directors.

      The Board of Directors may, by resolution, require any and all officers (and other employees) to give bonds to the Company, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective officers.


ELECTION

      SECTION 3. Officers shall be elected or appointed by vote of a majority of the Board of Directors at its first meeting after the election of Directors at the annual meeting of stockholders.

      All officers shall serve at the will of the Board or until their successors are elected or appointed and shall qualify and may be removed either with or without cause by the majority vote of the Board of Directors.

      The Board shall fix the salaries of the officers and shall review such salaries annually.

      In case of absence or inability to act of any officer of the Company and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any Director or other person whom it may select.


CHAIRMAN AND VICE CHAIRMAN
OF THE BOARD OF DIRECTORS

      SECTION 4. (a) The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and stockholders and shall perform such other duties and have such other prerogatives and responsibilities as may, from time to time, be determined by the Board of Directors.

      In the event of the absence or incapacity of the President, the Chairman of the Board of Directors shall be vested with all the powers and perform all of the duties of the President, unless and until otherwise ordered by the Board.

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            (b) The Vice Chairman of the Board of  Directors,  in the absence of the  Chairman,  shall  preside at all  meetings  of the Board of  Directors  and
stockholders   and  shall   perform  such  other  duties  and  have  such  other
prerogatives and responsibilities as may, from time to time, be determined by the Board of Directors, or the Chairman of the Board of Directors.


PRESIDENT

      SECTION 5. The President, unless the Board of Directors shall otherwise provide, shall be vested with the ordinary powers and duties incidental to his office and shall perform such duties and have such prerogatives and responsibilities as may, from time to time, be determined by the Board of Directors or by the Chairman of the Board.

      He shall preside at all meetings of the Board of Directors and of the stockholders in the absence of the Chairman and Vice Chairman of the Board of Directors (if one is elected).


VICE PRESIDENTS

      SECTION 6. The Vice Presidents shall perform such duties and have such prerogatives and responsibilities as may, from time to time, be determined by the Board of Directors. The seniority of the Vice Presidents may be established by the Board of Directors at its discretion. In the event of the absence or incapacity of the President and the Chairman of the Board, the Directors at any regular meeting or at any special meeting called for that purpose may designate one of the Vice Presidents to be vested with all the powers and perform all the duties of the President during such absence or incapacity of the President.


SECRETARY

      SECTION 7. The Secretary shall be vested with the ordinary powers and duties incidental to his office.

      He shall see that proper notice is given of all meetings of Directors, stockholders and committees, shall attend such meetings and keep a true record of their proceedings and attest the same, except as otherwise provided by the Board.

      He shall also keep the seal of the Company and affix the same to all certificates of stock and such other instruments requiring its seal as may be directed by the Board of Directors.




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ASSISTANT SECRETARIES

      SECTION 8. The Assistant Secretaries shall regularly perform such routine duties and, on occasion, such specific duties as may be assigned to them by the Secretary. In the absence or incapacity of the Secretary, the Assistant Secretary designated by the President or Board of Directors shall have the powers and perform all the duties of the Secretary.


TREASURER

      SECTION 9. The Treasurer shall be vested with the ordinary powers and duties incidental to his office. He shall give a bond for the faithful performance of his duties if required by the Directors, such bond to be approved by them as to form and sufficiency of surety.


CONTROLLER

      SECTION 10. The Controller shall be vested with the ordinary powers and duties incidental to his office and shall cause to be kept the books and accounts of the Company and shall make the reports required by law and by the Board of Directors. He shall be the Chief Accounting Office of the Company. He shall have such further duties that may be assigned to him from time to time by the Board of Directors.


RESIGNATION OF OFFICERS

      SECTION 11. Any officer may resign his office at any time by submitting his resignation in writing to take effect from the time of its receipt by the Company, unless some other time be therein specified, and then from that date.



                                   ARTICLE IV.
                                 INDEMNIFICATION


INDEMNIFICATION

      SECTION 1. Except to the extent expressly prohibited by the New York Business Corporation Law, the Company shall indemnify each person made or threatened to be made a party to any action or proceeding, whether pending or threatened, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Company, or serves or served at the request of the Company

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any other corporation,  partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees and disbursements, incurred in connection with such action or proceeding, or any appeal therein; PROVIDED, HOWEVER, that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      The Company may, to the extent authorized from time to time by its Board of Directors, grant rights of indemnification, and to the advancement of expenses, to any employee or other agent of the Company to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Company.

      The Company shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees and disbursements, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such person to repay such amount if, and only to the extent, such person is ultimately found not to be entitled to indemnification, provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

      Nothing therein shall limit or affect any right of any person otherwise than hereunder to indemnification or advancement of expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, By-law, insurance policy, contract, vote of disinterested shareholders or of disinterested directors, or otherwise.

      Anything in these By-laws to the contrary notwithstanding, no alteration or rescission of or amendment to this By-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no alteration or recission of or amendment to this By-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.


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      The Company shall not,  except by alteration or rescission of or amendment to this By-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this By-law except by undertakings contained in registration statements filed with the Securities and Exchange Commission which undertakings are required by the Securities and Exchange Commission. The indemnification of any person provided by this By-law shall continue after such person has ceased to be a director or officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

      The Company is authorized to enter into agreements with any of its directors and officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-law, it being expressly recognized hereby that all directors and officers of the Company, by serving as such after the adoption hereof, are acting in reliance hereon and that the Company is estopped to contend otherwise.

      In case any provision in this By-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

      For purposes of this By-law, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this By-law, the term "Company" shall include any legal successor to the Company, including any corporation which acquires all or substantially all of the assets of the Company in one or more transactions.


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                                   ARTICLE V.
                               AUTHORIZED ACTIONS


SIGNATURES TO INSTRUMENTS FOR PAYMENT OF MONEY

      SECTION 1. All checks, notes, drafts or orders for the payment of money shall be signed by the Treasurer or such other officer or employee as the Board of Directors authorize by resolution, two such signatures being required except where otherwise provided by the Board.


DEPOSITORIES

      SECTION 2. The Board of Directors shall from time to time designate one or more depositories for the keeping of the Company's funds which shall be deposited therein by the Treasurer under the general direction of the Board.


LOANS

      SECTION 3. No loan shall be contracted in behalf of the Company unless authorized by the Board. When such authorization has been given by the Board, any officer or agent of the Company thereunto authorized may effect loans and advances for the Company and for such loans may make, execute and deliver promissory notes or other evidences of indebtedness of the Company. Such authority may be general or confined to specific instances.


CONTRACTS

      SECTION 4. The Board may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Company any contract or other instrument and such authority may be general or may be confined to specific instances.


DISPOSITION OF SECURITIES

      SECTION 5. Stock certificates, bonds or other securities at any time owned or held by the Company may be sold, transferred or otherwise disposed of pursuant to authorization by the Board (subject to the consent of any public agency, the consent of which may be required by law) and when so authorized to be sold, transferred or otherwise disposed of may be transferred from the name of the Company by the signature of the President or a Vice President or the Treasurer.

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VOTING OF SECURITIES

      SECTION 6. Unless otherwise ordered by the Board, the President, or in his absence or inability to act, a Vice President shall have full power and authority for, or on behalf of the Company (a) to attend, act and vote at any meeting of the stockholders of any corporation in which this Company may hold stock, or of which it may be a member, and at such meeting to exercise any and all rights and powers incident to the ownership of such stock, which as owner thereof the Company may exercise, or exercise as a member if present, and (b) to execute a proxy or proxies empowering others to act as aforesaid. The Board may from time to time confer like powers upon any other person or persons.



                                   ARTICLE VI.
                                 CORPORATE STOCK


PREFERRED STOCK RESTRICTIONS

      SECTION 1. Whenever and so long as any shares of preferred stock of the Company shall be issued and outstanding, the provisions of Articles I, II, and VII of these By-laws shall in all respects be subject to and limited by the voting powers and restrictions of said preferred stock as set forth in the Certificate of Incorporation of the Company, as amended.


PREFERENCE STOCK RESTRICTIONS

      SECTION 2. Whenever and so long as any shares of preference stock of the Company shall be issued and outstanding, the provisions of Articles I, II and VII of these By-laws shall in all respects be subject to and limited by the voting powers and restrictions of said preference stock as set forth in the Certificate of Incorporation of the Company, as amended.


CERTIFICATES OF STOCK

      SECTION 3. Certificates of stock shall be prepared by the Treasurer with the approval of the Board of Directors. They shall be numbered in the order of the issuance thereof and shall be signed (either manually or by facsimile engraved or printed) by the President or a Vice President and by the Treasurer or Secretary or an Assistant Secretary and sealed with the seal of the Company or a facsimile engraved or printed thereof. When the certificates are countersigned by a transfer agent and by a

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registrar,  the signature of the transfer agent shall be executed manually or to the extent permitted by statute, by facsimile engraved or printed; the signature of the registrar, however, shall be executed manually. In case any officer or officers of the Company whose signatures are facsimiles engraved or printed on stock certificates while in office, or in case any such officer or officers who shall have signed while in office, any certificates of stock of the Company of a class in respect of which the Company shall have appointed a transfer agent and/or a registrar, shall cease to be such officer or officers, by death or
otherwise,   before  the  certificates  of  stock  so  signed  shall  have  been countersigned by the transfer agent and/or registrar or issued by the Company, then in either case such certificates of stock nevertheless may be countersigned by the transfer agent and/or registrar and issued by the Company with the same force and effect as though the person or person who shall have signed such certificates as such officer or officers (either manually or by facsimile signature) had not ceased to be such officer or officers of the Company; and the Company by resolution of its Board of Directors may adopt the signature of any officer or officers of the Company appearing on any such certificates of its stock so signed who shall have ceased for any reason to hold office prior to the issue of such certificates, and such certificates of stock shall thereafter have the same force and effect as through the officer or officers signing the same or whose facsimile signature appears thereon had not ceased to be such officer or officers. All certificates exchanged or returned to the Company shall be duly cancelled.


ISSUANCE, TRANSFER, AND REGISTRATION OF CERTIFICATES

      SECTION 4. The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock; it may appoint one or more transfer agents or registrars of transfers or both, and may require all certificates of stock to bear the signature of either or both.

      Shares of stock of this Company shall be transferable only on the books of the Company by the holder thereof in person, or by his or her attorney duly authorized in writing, upon surrender and cancellation of the certificates for said stock duly endorsed, and payment of the transfer tax, if any. The Board may in its discretion appoint one or more transfer agents and one or more registrars of the stock.

      In the case of the loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss or destruction. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance

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thereof,  require the owner of such lost, destroyed or mutilated  certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, destroyed or mutilated.



                                  ARTICLE VII.
                                   AMENDMENTS


AMENDMENTS OF BY-LAWS

      SECTION 1. These By-laws  (except Article I, Sections 5 and 7; Article II,
Section 1 and 2) may be altered, amended or rescinded by vote of a majority of the Directors of the Company at any regular or special meeting, provided at least three days' notice of such intention be given to each member of the Board.

      These By-laws may also be altered, amended or rescinded by the stockholders at any regular or special meeting by vote of a majority of the shares of stock issued and outstanding, provided notice of such intention be included in the notice of meeting, unless otherwise provided by law.



                                  ARTICLE VIII.
                                  MISCELLANEOUS


CORPORATE SEAL

      SECTION 1. The corporate seal of the Company shall be in the form of two concentric circles and shall have inscribed thereon between said circles the name "Long Island Lighting Company" in the middle of the words "Corporate Seal" and the year "1910."


STATUTES

      SECTION 2. Without repetition, all mandatory and permissive provisions of the Laws of the State of New York shall be deemed incorporated herein to the extent applicable.





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